Exhibit 99.B(14)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees/Directors

ING Investors Trust/ING Partners, Inc.

We consent to the use of our reports dated February 27, 2012, incorporated herein by reference, on the financial statements of ING Artio Foreign Portfolio, a series of ING Investors Trust, and ING Templeton Foreign Equity Portfolio, a series of ING Partners, Inc., and to the references to our firm under the headings “Representations and Warranties” and “Financial Highlights” in the Proxy Statement/Prospectus.

Boston, Massachusetts
April 3, 2012